Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hudson Technologies, Inc.

Woodcliff Lake, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 14, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of Hudson Technologies Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Stamford, CT

August 23, 2024